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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          KC ALARM SERVICES GROUP, INC.


KC Alarm Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:


         FIRST: That the Board of Directors of said corporation, by the written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of KC Alarm Services Group, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation is Integrated Alarm Services Group, Inc. (the "Corporation").


         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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   IN WITNESS WHEREOF, KC Alarm Services Group, Inc. has caused this certificate to be signed by Thomas J. Few, its Chief Executive Officer, this 17th day of January, 2003.

                                                   KC ALARM SERVICES GROUP, INC.

                                                 By /s/ Thomas J. Few
                                                   ----------------------------
                                                   Thomas J. Few
                                                   Chief Executive Officer